  EXHIBIT 10.11

Shanghai

Housing Rental & Commercial Housing Pre-lease

Contract

Office Building of Shanghai Xing Hui Center

1

Shanghai

Housing Rental & Commercial Housing Pre-lease

Contract

(Contract No.： )

The parties hereto:

【 Lease 】

Lessor (Party A) : Shanghai Guangtian Real Estate Development Co., Ltd.

Lessee (Party B) : Kaifeng Jufeel Biotechnology Co., Ltd.

【Pre-lease】

Pre-leaser (Party A) :Shanghai Guangtian Real Estate Development Co., Ltd.

Pre-lessee (Party B) :

According to the regulations of “The People’s Republic of China Contract Law” and “Shanghai Housing Lease Regulations” (hereinafter referred to as: “regulations”), Parties A and B, in equality, voluntariness, fairness, honesty and credit, on the basis of an agreement through consultation, conclude the following Contract on Party B renting commodity houses (premises/commodity houses) leased / pre-leased by Party A in accordance with law.

I. Situation of lease or pre-lease premises

1-1 The premises leased/pre-leased by Party A to Party B are located in Rooms 01-04 (location), 20th floor, No. 89, Zhapu Road, Hongkou District (District), Shanghai (hereinafter referred to as the premises). The premises X ([lease] measuring/ [pre-lease] pre-measuring), building area is X square meters, the land use is comprehensive land, the housing type is newly built commercial housing, and the structure is steel-reinforced concrete. The plan of the premises is shown in appendix I to this contract, which has been presented to Party B by Party A:

1) [Lease] Real Estate Ownership Certificate [Certificate No. : X]

2) [Pre-lease] Pre-sale License [License number: Hongkou Housing Management (2016) Yuzi 0000308].

1-2 Party A, as the real estate right holder of the premises (the real estate right holder/escrow person/other right holders as stipulated by law), establishes a leasing relationship with Party B. Before signing this contract, Party A has informed Party B that the premises have been mortgaged.

1-3 The scope, conditions and requirements of the public or shared parts of the premises; Party A and Party B shall specify in appendix (II) hereto the existing decoration, ancillary facilities, equipment status and the contents, standards and matters to be agreed upon by Party A when Party A agrees to Party B’s self-decoration and addition of ancillary facilities. Party A and Party B agree that this appendix shall be served as the acceptance basis for Party A to deliver the premises to Party B and Party B to return the premises to Party A upon termination of this contract.

2

II. Purposes of renting

2-1 Party B promises to Party A that it will rent the premises for office use and abide by the relevant provisions of the state and the city on the use of premises and property management.

2-2 Party B warrants that it shall not change the use of the aforesaid terms of use without the written consent of Party A within the term hereof and prior to the examination and approval by the relevant authorities as required.

III.Delivery date and leasing term

3-1 Party A and Party B agree that Party A shall deliver the premises to Party B before the date _____(month) X(day)X (year). 【Lease】the lease term of the premises shall start from the date of ______(month) ______(year) and end on the date of ______(month) ______(day) ______(year). 【Pre-lease】the specific term of lease shall be agreed upon by Party A and Party B when signing the handover letter for the use of commercial premises as agreed herein.

3-2 Upon expiration of this contract, Party A has the right to take back the premises and Party B will return the premises as scheduled. If Party B intends to continue to lease the premises and attached facilities, it shall, _____ months prior to the expiration of the contract, make a written request to Party A for the extension of the lease and, with the consent of Party A, sign a new lease contract at the market price.

IV. Rent, payment method and time limit

4-1 Party A and Party B agree that the daily rental of the building area per square meter is (____vcurrency)____ yuan.

【Rental】The total monthly rental is ___ yuan (____ currency). (in words: _____ million _____ thousand _____ hundred _____ ten _____ yuan _____ jiao only).

【Pre-lease】The monthly rent shall be determined by Party A and Party B in accordance with the measured construction area in the handover letter of pre-leased commercial housing.

The rental of the premises will remain unchanged for _____ (year/month). From the ____ (year/month), both parties can negotiate the rent adjustment. The adjustment shall be agreed by both parties in the supplementary terms.

4-2 Party B shall pay the rental to Party A before _____ days of each month. In case of overdue payment, Party B shall pay liquidated damages equal to _____% of the daily rent for each day overdue.

4-3 Party B shall pay the rent as follows: _______.

V. Deposit and other expenses

5-1 Party A and Party B agree that, upon the delivery of the premises by Party A, Party B shall pay to Party A a deposit for the lease of the premises, which shall be equal to _____ months’ rent, i.e. (_____ currency)_____ yuan.

Party A shall issue a certificate to Party B after receiving the deposit.

Upon the termination of the lease term, Party A shall collect the deposit for the lease of the premises, which shall be used to offset the expenses agreed by Party B hereunder, and the rest shall be returned to Party B without interest.

5-2 Party _____ (Party A/Party B) shall bear the costs of water, electricity, gas, communications, equipment, property management and ________, etc. incurred in using the premises during the term of this contract. Other related expenses shall be borne by Party A/Party B.

5-3 _______ (Party A/Party B) shall be responsible for the payment of the above fees, calculation or allocation method, payment method and time: __________.

3

VI. Use requirements and maintenance responsibilities of the premises

6-1 During the term of this contract, if Party B finds any damage or malfunction of the premises and attached facilities, he/she shall promptly notify Party A to repair them. Party A shall carry out maintenance within ______ days after receiving the notice from Party B. If Party B fails to repair within the time limit, it may do so on behalf of Party A at the expense of Party A.

6-2 During the term of this contract, Party B shall make reasonable use of and take good care of the premises and attached facilities. In case of damage or malfunction of the premises and attached facilities caused by improper or unreasonable use of the premises and attached facilities by Party B, Party B shall be responsible for maintenance and repair. If Party B refuses to repair, Party A may repair for Party B at Party B’s expense.

6-3 During the term of this contract, Party A warrants that the premises and attached facilities are in a normal, usable and safe condition. Party A shall notify Party B _____ days in advance of inspection and maintenance of the premises. When inspecting and maintaining, Party B shall cooperate. Party A shall reduce its influence on Party B’s use of the premises.

6-4 In addition to appendix (II) hereto, if Party B needs to decorate or add additional ancillary facilities and devices, it shall first obtain the written consent of Party A and submit the approval to relevant departments according to provisions, and ______ (Party A/Party A entrusts Party B) shall also submit the approval to relevant departments before proceeding. The ownership and maintenance responsibility of additional ancillary facilities and equipment added by Party B shall be separately agreed in writing by both parties.

VII. The state of the premises upon restitution

7-1 In addition to Party A’s consent to Party B’s renewal of the lease, Party B shall return the premises and attached facilities to Party A within ____ days after the expiration of this contract. If Party B delays in returning the premises and attached facilities without Party A’s consent, Party B shall pay Party A the occupancy fee of the premises and attached facilities at the rate of _____ yuan/m2 (_____ currency) for each day overdue.

7-2 Party B’s return of the premises shall be restored to its original condition or Party A’s consent. Upon return, it shall be subject to acceptance and acceptance by Party A and shall settle the respective expenses to be borne by both parties.

VIII. Sublease, transfer and exchange

8-1 Except that Party A has agreed to sublease the premises to Party B in the supplementary terms hereof, Party B may sublease part or all of the premises to others only with the prior written consent of Party A within the term hereof. However, Party B shall not sublease part or all of the same residential premises to two or more lessees.

8-2 If Party B sublets the premises, it shall enter into a written sublease contract with the lessee in accordance with the relevant provisions. And according to the provisions to the housing area, county real estate trading center or farm system acceptance office for registration.

8-3 Within the term of this contract, Party B must obtain prior written consent of Party A before transferring the premises to or exchanging the premises leased by others. After the transfer or exchange, the assignee or the exchange person of the lease right of the premises shall sign a contract with Party A to change the lease subject and continue to perform the contract.

8-4 Within the contract period, if Party A intends to sell the premises, it shall notify Party B three months in advance. Party B has the preemptive right under the same conditions.

4

IX. Conditions for termination of this contract

9-1 Party A and Party B agree that during the term hereof, under any of the following circumstances, this contract shall terminate and neither party shall be held liable:

(I) The right to the use of the land within the scope occupied by the premises is recovered in advance according to law;

(II) The premises need to be requisitioned according to law for social and public interests or for urban construction;

(III) The house has been damaged or lost or has been identified as a dangerous house;

(IV) Party A has informed Party B that the premises have been mortgaged before leasing and is now being punished.

9-2 Party A and Party B agree that under any of the following circumstances, one party may terminate this contract by giving a written notice to the other party. The party in breach shall pay ____ times the monthly rent to the other Party As liquidated damages. If losses are caused to the other party, if the liquidated damages paid are insufficient to offset the losses of the paying party, it shall also compensate the difference between the losses caused and the liquidated damages:

(I) If Party A fails to deliver the premises on time and fails to do so within _____ days upon Party B’s demand;

(II) The house delivered by Party A is not in conformity with the provisions of this contract, so that the purpose of lease cannot be achieved; Or the house delivered by Party A has defects endangering the safety of Party B;

(III) Party B fails to obtain the written consent of Party A to change the purpose of the premises and thus damages the premises;

(IV) The main structure of the house is damaged due to Party B;

(V) Party B sublets the premises without authorization, transfers the lease right of the premises or exchanges the leased premises with others.

(VI) If Party B fails to pay the rent in excess of ______ months in total;

(VII) X .

X. Liability for breach of contract

10-1 In case of any defect existing in the delivery of the premises, Party A shall, within ____ days from the date of delivery, make repairs thereto. In case of failure to make repairs within the time limit, Party A agrees to reduce the rent and change the relevant rental terms.

10-2 During the term of this contract, if Party A fails to perform the maintenance and maintenance responsibilities agreed herein in time, thereby causing damage to the premises and causing property loss or personal injury to Party B, Party A shall be liable for compensation.

10-3 During the term hereof, if Party A rescinds this contract without authorization and takes back the premises in advance except as provided herein, Party A shall pay Party B liquidated damages equal to _____ times the rental of the days prior to the date of taking back the premises. If the liquidated damages paid are insufficient to cover the losses of Party B, Party A shall also be liable for compensation.

10-4 If Party B fails to obtain the written consent of Party A or exceeds the scope of Party A’s written consent and requires Party A to decorate the premises or add additional ancillary facilities, Party A may require Party B to restore the premises to its original condition (restoration of premises to its original condition/compensation for losses).

10-5 During the term hereof, if Party B withdraws the lease without authorization during the term hereof, Party A may confiscate the deposit provided by Party B. if the deposit is insufficient to cover the loss of Party A, Party B shall indemnify Party A.

5

XI. Other terms and conditions

11-1 This contract shall come into force on the date of signing (signature/registration and filing).

11-2 For matters not covered herein, supplementary terms and conditions may be entered into by mutual agreement of Party A and Party B. The supplementary terms and appendices hereto shall be an integral part of this contract, and the words in the blank part hereof and the supplementary terms hereof shall have the same effect as the printed words.

11-3 When signing this contract, Party A and Party B have a clear understanding of their respective rights, obligations and responsibilities, and are willing to strictly implement them in accordance with the provisions of this contract. If one Party Breaches this contract, the other party has the right to claim compensation according to this contract.

11-4 Any dispute arising from the performance of this contract between Party A and Party B shall be settled through negotiation. If no settlement can be reached through negotiation, the parties may choose the following (ii) solutions (either Party A or Party B shall jointly choose one of the following two solutions) :

(I) Submit to arbitration commission for arbitration;

(II) Bring a suit in a people’s court according to law.

11-5 This contract with appendix I is made in seven. Party A holds four copies and Party B holds two copies, both of which have the same effect. The other one is used for recording and registration.

6

 Office Building Rental Contract of Shanghai Xing Hui

Center

Supplementary Clauses

This Supplementary Clauses is a supplement to the “Shanghai Housing Lease/Commodity House Pre-lease Contract” (hereinafter referred to as the “main text of the contract”) signed by Party A and Party B in connection with Party B’s lease of the premises, which is collectively referred to as the “contract” together with the main text of the contract, its schedules and attachments. If the main text of this contract is inconsistent with the supplementary terms and schedules, the provisions of the supplementary terms and schedules shall prevail. If “X” is inserted in the blank of the main text of this contract and no provisions are made in the supplementary terms and schedules, such provisions shall not be deemed to have been agreed by both parties.

12-1. Supplement to article 1-1 of this contract:

(1) The premises rented by Party B to Party A under this contract are located in the office building of Shanghai Xing Hui Center (hereinafter referred to as “the building”). Party B makes it clear that the floor of the house mentioned in article 1-1 hereof shall be arranged by Party A itself. Unlike the actual floor, Party B shall not declare any claim or claim in any other form against Party A due to the difference between the floor arranged and the actual floor.

(2) The plan of the premises (see the part marked in red in appendix (I)) is for identification purposes only.

(3) Party B declares that it has inspected the premises on site before signing this contract, and is satisfied with the size of the premises and agrees to accept it.

(4) The lease area described in this contract is the construction area through measuring by Hongkou District real estate surveying and mapping center commissioned by Party A, and both parties agree not to change the rent (see definition in the second part of attached table 1), any area of the premises measured by any person, organization or authority, property management fee (the definition sees the first part of attached table 2) and other fees.

12-2. Supplement to articles 1-3 of this contract:

Party A shall deliver the premises and attached facilities to Party B in accordance with the standards set forth in part I of appendix (II). Party B declares that it has inspected the premises on the spot before signing this contract, and is satisfied with and agrees to accept the premises and its existing decoration and facilities. Party A and Party B agree that the standards listed in part I of appendix (II) and the delivery form signed by both parties upon delivery of the premises shall be the acceptance criteria for Party B to return the premises to Party A upon termination of this contract/early termination.

7

12-3. Article 3-1 of this contract is supplemented as follows:

(1) Party A shall deliver the premises and attached facilities to Party B on the delivery date (hereinafter referred to as the “delivery date”) set forth in part 1 of the attached table I. Party B shall, on the date of delivery, handle the handover procedures of the premises at the office of the property management company designated by Party A (Shanghai branch, Shenzhen Xiong Gu Property Management Co., Ltd., hereinafter referred to as the “Property Company”) and pay all relevant fees in accordance with the attached table 4 hereto. If Party A intends to deliver the premises to Party B in accordance with article 12-2 hereof and both parties sign the certificate of delivery, it shall be deemed that Party A has fulfilled its obligation to deliver the premises to Party B in a qualified manner.

(2) The renovation period of the premises is listed in part I of the attached table I. Except as otherwise provided in subparagraph (3) of this article, Party B shall not pay rent to Party A during the decoration period, but shall still pay the property management fee (as defined in part I of attached table II), other expenses (as defined in part II of attached table II) and bear the expenses listed in attached table IV hereto to the property company. If Party B completes the project ahead of schedule and merges it into the resident office within the decoration period, Party B shall pay the rent from the date of its early entry.

(3) If Party B does not go to property company to handle the formalities of acceptance and handover of the building until the delivery date, then the days from the date of delivery to the date of actual handling the delivery of Party B will be deducted in Party B’s decoration period (if any) and the lease term, Party B should pay the rent to Party A from the date of delivery (if any) , property management fees, heating/cooling overtime and other fees.

(4) If Party B fails to go to the property company to actually handle the acceptance and handover procedures until the 30th day from the date of delivery, Party A and the property company shall have the right to terminate this contract and the property service contract in advance, confiscate all the deposit, and have the right to claim all losses suffered by Party A and the property company due to such actions of Party B.

(5) If Party A fails to deliver the premises to Party B on the delivery date, Party B shall give Party A a grace period of 60 days. In this case, the decoration period and the relevant date are postponed accordingly.

If Party A fails to deliver the premises and attached facilities to Party B within 120 days after the date of delivery, Party B shall have the right to terminate this contract immediately and in advance by giving a written notice to Party A or to choose another date as the date of delivery after negotiation. Party A shall return double (excluding interest) the deposit already paid by Party B to Party B within 30 days after the termination of this contract in accordance with the provisions hereof. In addition, Party A shall not be liable for any loss actually suffered by Party B.

(6) If this contract is terminated earlier due to reasons attributable to Party B, without prejudice to other rights of Party A hereunder, it shall be deemed that Party B has not enjoyed the aforementioned decoration period (if any) from the very beginning, and Party B shall immediately make up all the rents for such period to Party A.

All rentals paid by Party B during such period shall be the amount payable by Party B to Party A due to Party B’s failure to fully perform this contract and shall be calculated separately from the losses caused to Party A by Party B’s breach hereof.

8

12-4. Article 4-1 of this contract is supplemented as follows:

Party A and Party B agree that the rental of the premises is listed in part II of the attached table I. During the lease term, Party B shall pay the rent to Party A. During the term of the contract, Party B shall pay the property management fee to the property management company. Party B shall pay one month’s rent to Party A and one month’s property management fee to the property company as advance payment of the first installment rent and property management fee within five working days after the completion and signing of this contract.

12-5. Clauses 4-2 and 5-3 of this contract are supplemented as follows:

(1) Except as otherwise provided herein, Party B shall pay the rent of the current month to Party A in advance and the property management fee of the current month to the property company before the fifth day of each calendar month. The specific amount of rent is shown in part II of the attached table I.

(2) The property management company shall provide Party B with monthly electricity bills (as shown in the independent records of the premises), overtime air conditioning fees and other bills. Party B shall pay the bills to the property management company within 14 days after receiving the bills.

(3) If Party B fails to pay any amount specified in this contract, including but not limited to rent, property management fee, other expenses and other expenses for more than 14 days, without affecting Party A’s other rights or remedies, Party A and the property company shall have the right to claim from Party B a late fee of 0.5‰ of the daily interest. The overdue fine shall be calculated from the date on which the aforesaid fees are payable until Party B pays off the principal, overdue fine and other relevant fees of all aforesaid fees.

(4) In the process of Party B making any payment to the bank accounts of Party A and the property company in accordance with this contract, Party B shall bear any bank charges.

(5) The payment made by Party B shall be used in the following order: 2) payment of overdue payments; 3) payment of other payments due under this contract.

12-6. Article 5-1 of this contract is supplemented as follows:

(1)When this contract is signed, Party B shall according to the stipulated in attached table 2 in the fourth part of the contract amount to Party A deposit, in order to ensure Party B to comply with under this contract and the realty service contract must comply with all provisions of regulations, if Party B violates the contract and payment obligation of the realty service contract, Party A and the property management company are entitled to make corresponding deductions from the deposit, in this case, Party B shall make up the deposit have been deducted within 14 days after receiving Party A’s written notice, if Party B fails to pay the security deposit within the time limit, Party A shall have the right to immediately withdraw the premises in advance, and unilaterally terminate this contract and the realty service contract. The deposit shall be kept by Party A throughout the term hereof and no interest shall be paid on the deposit to Party B.

(2) Party A and the property company shall have the right to confiscate the deposit in full in accordance with the provisions hereof in case Party B breaches this contract. The exercise by Party A and the property company of the foregoing right to confiscate the security deposit shall not affect any other right or remedy that may be exercised by Party A and the property company for such breach by Party B. In addition, if Party A fails to terminate this contract, Party B shall, within 14 days after the written notice given by Party A to Party B, repay to Party A the deposit, which shall be used as the guarantee to ensure Party B’s performance of this contract and the property service contract and shall be equally applicable to the provisions of this contract and the property service contract regarding the deposit. If Party B fails to pay the deposit within the aforesaid period, Party A shall have the right to take back the premises immediately in advance and unilaterally terminate the contract and the property service contract.

(3) In addition to the margin has be deducted according to the provisions of the foregoing or confiscated, to meet the following conditions within a month Party A should return residual deposit without interest to Party B: 1) in the expiration of the lease, Party B has paid to Party A all costs under this contract and in accordance with the provisions of the contract, and through the property company acceptance; 2) Party B shall satisfactorily solve and perform the claims (if any) made by Party A and the property company for Party B’s breach, non-compliance or non-performance of this contract and provisions of the property service contract; 3) Party B has settled the property management fee, water, electricity and other fees with the property company and relevant departments; 4) Party B shall complete the procedures of closing the premises to the service provider through telephone, network and other services with the premises as the service address; And 5) Party B has completed the application for revoking the industrial and commercial registration of the premises as the registered business place of Party B and other permits and approvals.

9

12-7. Clauses 6-1 and 6-3 of this contract are supplemented as follows:

(1) Party A obliges the property management company to maintain the premises only according to the structure of the premises (except as otherwise agreed herein). In addition, the property company also maintains the public areas of the building.

(2) Party B shall allow Party A or the property management company to enter the premises and inspect the maintenance status of the premises, take inventory of the accessories and carry out necessary repair and maintenance works within all reasonable time after giving 24 hours’ prior written notice to Party B.

Encountered with emergency (including but not limited to fires, floods, robbery, and casualties, etc.), if in the office hours, Party A or property company enters the premises accompanied by Party B’s personnel, but in the invalid office hours or under the condition of not contacting Party B, Party A or the property company or its authorized representatives may enter the house without notice in advance. And Party A or the property company shall not be liable for any damage caused by entering the premises. However, Party A or the property company shall give a written explanation of the situation to Party B afterwards.

(4) Party B shall immediately notify Party A and the property management company orally and in writing of any damage or damage to the premises, or any injury, fire alarm or accident to the premises, or any damage, breakage or defect to the plumbing, wiring, fittings, appurtenances or other facilities thereof.

12-8. Supplement to articles 6-2 of this contract:

(1) Except as otherwise provided herein, Party B shall keep the premises, equipment and facilities available for lease and in good condition during the term hereof. Party B shall, at its own expense, maintain and decorate the premises and attached facilities from time to time during the term of this contract in order to keep the premises and attached facilities clean and beautiful.

(2) If Party A installs any central air-conditioning equipment or machine in the premises, Party B shall use or adjust such equipment or machine carefully and reasonably. Except for the damage caused by improper or negligent use of Party B, Party B shall be responsible for the repair cost, and the property company shall provide regular and reasonable maintenance services for such equipment or machine as required by Party B, including the property management fee. However, if any facilities and equipment or machines installed by Party A in the premises are modified or changed by Party B, Party B shall be responsible for the maintenance of such facilities, equipment and machines, and Party B shall be responsible for the maintenance costs.

(3) If the Windows and glass of the premises are damaged or damaged due to Party B’s fault, Party B shall pay or reimburse Party A for all expenses incurred by Party A in replacing all the broken windows and glass of the premises, or Party B shall repair the damaged windows and glass to the original condition at its own risk.

(4) Party B shall indemnify Party A and/or the property company or any other person for the personal or property loss or damage caused directly or indirectly by the following accidents caused by Party B’s fault:

(i) Failure or disrepair of any electrical installations, appliances or wiring in the premises;

(ii) Blockage or damage to the plumbing access or toilet of the premises;

(iii) Fire or smoke spreads in the house;

(iv) Leakage or full discharge of water from any source in the premises or any part thereof; or

(V) Party B causes damage to any public places of the building.

10

Party B’s liabilities under this payment include but are not limited to any repair and maintenance costs, and any expenses incurred by Party A as a result of any other person’s claim against or claim for the rights and interests of Party A as aforesaid, and all expenses incurred by Party A or/and the property company as a result of the claim against Party B.

(5) Party A or/and the property management company shall have the right to clear and dispose of any encasement, paper box, garbage or any other obstacle of any kind or nature left or untreated outside the premises by Party B in such manner as Party A deems appropriate without giving notice. Party A shall not be liable to Party B or any other person for this reason. Party B shall pay to Party A all expenses arising out of its implementation of this article.

(6) if Party B fails to comply with the repair or works set forth in this article, Party A or the property company or its employees or agents shall have the right to enter the premises for such repair or works. Party B shall bear all expenses incurred in connection with such repairs or works.

12-9. Supplement to articles 6-4 of this contract:

(1) Party B if any renovation of the premises (including but not limited to Party B to the interior of the building, space, building, rebuilding or installation, replacement of equipment, equipment), its design and drawings must be obtained and prior written consent of the property of the company and Party A, and obtaining all the necessary written consent or approval of relevant government departments, and making all the necessary of the provisions of the relevant government departments of the acceptance certificate (including but not limited to fire acceptance certificate) and after property company together with Party A’s acceptance the office can be put into use. Party B shall bear all the expenses arising from the aforesaid acts.

(2) Party B warrants that the decoration works shall not affect the normal work of other users in the building.

(3) Party B if the premises air conditioning, electric power, water supply and drainage, telephone optical fiber, fire control system (including the spray system, smoke agent system, fire alarm system) or other affected or may affect the electrical system of the building host any modification/redo engineering, must hire Party A designated contractors and bear all expenses caused therefrom. In addition to the projects mentioned in this paragraph, Party B may, upon prior recording of Party A, hire qualified contractors to undertake other decoration and reconstruction projects. The contractor hired by Party B must comply with the decoration regulations and standards formulated by Party A or the property company and its revisions from time to time. Party B understands and agrees that, during the decoration process, Party B shall be fully liable to Party A for any violation of the aforesaid provisions and standards and any modification thereof by Party B or the contractor hired by it, including but not limited to indemnifying Party A for all losses thus incurred.

(4) Party B shall guarantee that it shall, at its own expense, purchase insurance from the insurance company for the premises in respect of various risks that may be encountered during the period of decoration before such decoration works are carried out on the premises. The insurance requirements are shown in the attached table 5.

(5) if at any time during the term of the contract, any competent government department puts forward any rectification requirements for the decoration of the premises (including but not limited to fire fighting facilities), Party B shall modify the decoration as required by the competent government department from time to time. If it is necessary to affect other lessees of other units, Party B shall be solely responsible for repairing any damage caused to other units and bear all costs caused thereby, including but not limited to reasonable compensation to other lessees. At the same time, Party A shall not be held responsible for any damage to Party A’s rights and interests arising therefrom, but Party A shall have the right to claim indemnity against Party B.

11

(6) If, at any time during the contract period, any competent government department puts forward any rectification requirements for decoration of other units of the premises (including but not limited to fire fighting facilities), Party B shall provide all necessary assistance and cooperation as required by Party A or the property company to meet the rectification requirements. If Party B suffers any economic loss not caused by Party B, Party B shall negotiate with the lessee of other units. Party B shall not refuse or delay to provide the above assistance or cooperation on the grounds that it has not reached an agreement with the lessee of other units, and all losses suffered by Party B as a result thereof shall be settled by Party B itself, and Party A shall not bear any liability or claim for compensation.

12-10. Clauses 7-1 and 7-2 of this contract are supplemented as follows:

(1) Upon expiration of this contract, Party A has the right to take back the premises. Party B shall at the end of the contract or [7] days before the end of the former, contact the relevant departments of the Party A (including but not limited to property) about returning to the house, and Party B shall in days after the expiration of the contract, return all its appendages, device, addition along with the premises to Party A (the natural wear and tear excepted within the contract), according to clause 12-2, or Party A’s written approval of the use of standard can be rented and in good state. At the same time, keys (if any) leading to all parts of the building shall be returned to Party A.

If Party B fails to return the premises and attached facilities to Party A in accordance with the provisions of subparagraph (1) of this article, Party A shall have the right to make proper repairs to the premises and bear all expenses and expenses arising therefrom. Party A shall have the right to recover such expenses and expenses from Party B as debts.

(3) if Party B did not return the premises to Party A according to the appointed time in section (1) of the Clause, each day overdue, Party B shall pay to Party A relative to the rent twice that for the premises, and, therefore, is the compensation to Party A all losses, including but not limited to the penalty and intermediary due to Party A delay to deliver the housing to the new tenant for Party B’s breach of contract. Party A also has the right to repossess the premises in accordance with articles 12-20 hereof.

(4) Upon the expiration of this contract, if Party B intends to continue to lease the premises and attached facilities, it shall file a written application to Party A at any time within 6 months but not less than 3 months before the expiration of this contract. Party A has full discretion to decide whether to renew the lease.

12-11. Clauses 8-1, 8-2 and 8-3 of this contract are supplemented as follows:

Party B shall not assign, sublease or sublease the premises or any part thereof or any interest in the premises to any other third party.

12-12. Clauses 8-4 of this contract are supplemented as follows:

At any time during the contract period, Party A has the right to sell the premises without notifying Party B. If Party A intends to mortgage the premises, it shall not notify Party B in writing and shall not consult Party B on the purchase of the premises before the parties agree to dispose of the premises after the premises are mortgaged. Party B hereby expressly waives the right to be notified and the prior right to purchase the premises as set forth in articles 8-4 hereof and any law. Any change in the ownership of the premises during the term of this contract shall not affect the validity of this contract and Party A shall urge the assignee to confirm Party B’s rights under this contract.

In case of restructuring or reorganization of Party A’s company, the rights and obligations of Party A’s undertaker shall continue to perform this contract as the leaser.

12-13. Supplement to paragraph 3 of article 9-1 hereof:

(1) if the premises are damaged in whole or in part, making it unfit for use or occupation, and the premises have not been repaired or rebuilt within three months after the occurrence of such damage or damage, either Party A or Party B may terminate this contract by giving a written notice to the other party. Under the foregoing circumstances, Party A has no obligation to repair or rebuild the premises. Party B may, from the day following the date of such damage or damage to the premises, stop paying the rent or, to the extent of such damage or damage to the premises, reduce the rent accordingly until the premises have been repaired or rebuilt.

(2) Without prejudice to the continued validity of any party to the other party in respect of any claim or breach of the terms of this contract arising prior to the termination of this contract, and without prejudice to the claim of Party A to Party B for payment of rent payable prior to the termination of this contract, subject to the right to property management fee, overtime air conditioning fee and other charges, this contract shall terminate on the date on which either Party A or Party B receives written notice from the other party in accordance with the provisions of this Clause.

12

12-14. Clauses 9-2 of this contract are supplemented as follows:

Without prejudice to other rights enjoyed by Party A in accordance with the laws, regulations and provisions of this contract, Party A shall have the right to terminate this contract in advance at any time after any of the following events, and lawfully take back the premises or any part thereof in advance. At the same time, Party B shall pay Party A a rent equivalent to three months’ rent of the premises at that time, payment to the property service company of liquidated damages equivalent to the property management fee of the building for the next three months, and pay full arrears:

(1) Party B fails to pay the deposit, rent, property management fee and other fees within [14] days after the date on which the deposit, rent, property management fee and other fees must be paid in accordance with the provisions of this contract (whether Party A or the property company has made any form of demand payment to Party B or not).

(2) Bankruptcy or liquidation procedures of Party B (except for liquidation due to reorganization or merger with the consent of Party A).

(3) Without the written consent of Party A, Party B sublets the premises, transfers the lease right of the premises or exchanges the leased premises with others.

(4) Without completing the decoration of the house in accordance with the decoration requirements and provisions, or failing to pass the fire inspection and acceptance, use the premises without authorization.

(5) Party B’s fault causes damage to the building structure.

(6) Party B changes the purpose of the premises without authorization.

(7) Party B fails to make up the deposit on time after deducting the deposit from Party A.

(8) The house is subject to seizure, confiscation or seizure by the court or other departments for reasons attributable to Party B.

(9) Party B violates other obligations hereof and refuses to make corrections within a time limit due to rectification by Party A.

12-15. Supplement to articles 10-3 and 10-5 of this contract:

(1) During the term hereof, if Party A rescinds this contract without authorization and takes back the premises in advance except as provided herein, Party A shall return the deposit paid by Party B not more than twice, and Party A shall not be liable for any other compensation.

(2) If Party B terminates this contract in advance without the prior written approval of Party A, Party B shall pay to Party A and the property company all the amounts outstanding under this contract during the actual use of the premises and the three months’ rent and the penalty of property management fee at that time. Party A shall not refund the deposit. Party B shall also compensate Party A and the property company for all losses incurred as a result, including, but not limited to, the rent and legal fees incurred during the decoration period, the costs of litigation, the late payment and the rent that Party A could have collected under the terms of this contract during the vacancy period of the building.

13

12-16. Party A and Party B agree as follows on the insurance of the premises during the contract period:

(1) Party B shall, at its own expense, purchase insurance from the insurance company for the premises against all risks during the term hereof and list Party A as the co-insured of such insurance in the column “insured” of the insurance policy purchased. Insurance requirements are shown in attached table 5.

Party B undertakes to present to Party A, at the request of Party A from time to time, the policies of such insurance and certificates issued by the insurance company showing that such policies have been fully paid and are valid in all respects.

(2) Party B shall not do anything to invalidate the fire insurance or other insurance (including third-party insurance) of the building or any part thereof. Nor shall Party B make, or permit any other person to make, any increase in the premium of such insurance.

If the premium of such insurance is increased by any act of Party B, Party A shall have the right to recover the increased premium from Party B without prejudice to any other rights and remedies thereof.

12-17. Party B hereby agrees that Party A shall not be liable to Party B or any other person if the water (if any), electricity, supply or air conditioning services of the premises cease to be supplied or any public facilities of the premises cease to operate at any time. If the premises are damaged or Party B suffers losses due to force majeure, neither party shall be held liable.

If the following circumstances are directly caused by the fault of Party A, Party A shall compensate Party B for the direct economic losses caused thereby within the scope of liabilities stipulated by law and agreed herein:

The building or any part because of power failure, failure, suspended, or there is water, smoke, fire and harmful gas leakage or any other substances, or other, or because of mice, termites, cockroaches, insect breeding, or by explosion, theft, robbery, or because of other damage, causing Party B or any other person any personal or property loss or damage.

Party B hereby declares that if the above situation is not directly caused by Party A’s fault, Party A shall not be liable to Party B or any other person, and Party B shall directly negotiate with the party directly responsible for the damage.

Security guards, management personnel, mechanical and electronic anti-theft systems of any nature (if any) provided by Party A or the property company to the building or the premises shall not constitute the obligation of Party A or the property company to be responsible for the security and custody of the premises or the property. Party B shall be responsible for the premises or the property thereof at all times.

14

12-18. Rights and obligations of Party A:

(1) Within the term of this contract, with the prior written consent of Party A, the property management company shall have the right to adjust the management fee of the premises and properties in response to the changes in the actual operating costs of the building.

(2) Party A’s demand or late fee from Party B under this contract shall not impair or affect Party A’s exercise of any other rights and remedies hereunder (including the right to recover the premises).

(3) The acceptance by Party A and the property company of Party B’s rent, property management fee, overtime air conditioning fee or other fees shall not be deemed as a waiver by Party A and the property company of their right to hold Party B liable for any breach of any provision of this contract that Party B shall abide by and perform.

(4) If Party A forgives Party B one or more times for any breach of any of its liabilities hereunder, it shall not constitute the basis for Party A to waive its right to pursue any sustained or future violation against Party B, or in any way impair or affect Party A’s right and remedy to pursue any sustained or future violation against Party B. Nothing done or not done by Party A shall constitute a waiver of Party A’s breach against Party B unless Party A expressly waives such waiver in writing.

(5) Party A shall have the right to inspect the premises with any prospective tenant or relevant person within all reasonable time within three months before the end of the contract term or the early termination.

(6) Party A reserves the right to name the building, and Party A shall have the right to change the name of the building from time to time without making any compensation to Party B or any other person after giving Party B not less than one month’s notice.

(7) Party A reserves at any time during the term of the contract, without the consent of Party B, the modification, repair, and temporary closure of the common part of the building or any part thereof including walkways, portals, windows, electric installations, cables, water channels, etc. Gas pipes, elevators, automatic staircases, fire prevention, security equipment, air conditioning equipment and other rights, but also reserves the right to replace the building’s general structure, layout and arrangements.

(8) Party A reserves the right from time to time to formulate, introduce, modify, adopt or abolish any management rules and regulations it deems necessary to operate and maintain the building as a first-class comprehensive building.

(9) During the term of this contract, Party A shall pay to the relevant government authorities all taxes payable by Party A in accordance with laws and regulations in connection with the lease of the premises.

(10) During the term of the contract, Party A shall keep the public places and facilities of the building (including roof, main structure, wall, main water pipe passage, main cable and wire, elevator, automatic stairs, anti-pollution and security equipment, and air conditioning facilities) in a clean and good condition.

(11) The supply time of air conditioning service of the building at the time of signing this contract is shown in attached table 6. Party A shall provide air conditioning services to Party B as far as possible after receiving reasonable notice of air conditioning services required by Party B outside the air conditioning service hours and the corresponding fees paid by Party B.

15

12-19. Rights and obligations of Party B

(1) On the premise that Party B pays the rental fee and abides by and performs all the terms and conditions to be abided by and performed by Party B under this contract, Party B is entitled to enjoy the premises and attached facilities during the term of this contract without any unlawful interference from Party A or its representative.

(2) Party B shall strictly abide by the property service contract of the office building of Shanghai Xing Hui Center and all rules and regulations of the building, including but not limited to the decoration manual of the office building of Shanghai Xing Hui Center and the user manual of the office building of Shanghai Xing Hui Center. Such rules and regulations shall come into force upon written notice given by Party A to Party B.

(3) If Party B wants to change its name, it shall obtain the written consent of Party A in advance, register with Party A and go through the procedures for change.

(4) Party B shall cause its assignee, successor, employee, agent and contractor (hereinafter referred to as “such person”) to comply with and perform all terms and conditions hereunder that shall be complied with or performed by Party B. Party B shall indemnify Party A or any third party for any loss caused to Party A or any third Party By any such person’s breach of this contract.

(5) Party B shall obtain all necessary licenses, approvals or permits (if any) from relevant government departments before carrying out and operating its business in the premises. Party B shall ensure that such licenses, approvals or permits are fully valid during the term hereof and in all respects comply with the provisions of such licenses, approvals or permits. In addition, Party B must ensure that its business activities in the premises shall not violate relevant laws and regulations, including but not limited to, otherwise, Party B shall bear all responsibilities and consequences caused by its improper business operations.

(6) if Party B obtains the relevant license, approval or license at the address of the premises for carrying out and operating its business, Party B shall complete the procedures for cancellation or change of the aforementioned license, approval or license within [30] days after the termination of this contract (for whatever reason).

(7) During the term of contract hereof, Party B shall not deduct or refuse to pay the rent, property management fee, overtime air conditioning fee and other fees that it must pay to Party A and the property management company for any reason. Otherwise, Party A shall have the right to implement the provisions of articles 12-20 hereof and require Party B to bear other liabilities for breach hereof.

(8) Party B agrees that, if the property company agrees to raise the property management fee or other fees uniformly for all the premises in the building within the lease term with the consent of Party A, and notifies Party B in writing one month in advance, the property management fee or other fees payable by Party B for the premises will be increased correspondingly at the expiration of the next month.

(9) Without the special permission of Party A in writing, Party B shall not use the name or logo of “Shanghai Xing Hui Center” other than “Shanghai Xing Hui Center” to indicate the address where Party B operates the premises and attached facilities.

(10) In accordance with the relevant laws and regulations of all legal authorities, Party B shall be responsible for paying all taxes and other expenses and other annual or recurrent expenses borne by the lessee as a result of leasing the premises.

(11) If necessary, Party B shall directly apply to the service provider of public facilities for account opening and opening of telephone and network. Party B shall pay the relevant fees by itself. Upon termination of this contract, Party B shall handle the procedures for account closing of telephone and network with the service provider.

(12) Subject to the written approval of Party A or the property company, Party B shall have the right to display the name of Party B (hereinafter referred to as “Party B’s nameplate”) on the signage (if any) set by Party A in the building in the same font specified by Party A. The nameplate of Party B shall be made and placed by Party A or the property company at its own expense. Party A or the property company has the right to move the sign to other places in the building under any circumstances.

16

(13) Without the prior written consent of Party A, Party B shall not display, erect, paste or hang any signs, texts, marks, posters, flags, billboards, notices, or signs outside the premises, including windows, outer walls, roofs or public areas of the building. The nameplate of Party B shall be made and placed by Party A or the property company at its own expense. Party A or the property company has the right to move the sign to other places in the building under any circumstances.

(14) Party B shall not allow any customer or person invited by Party B to stand or queue in the premises for a long time so as to block the public entrance, stairs, corridors or passageways. Party B shall not allow the number of people in the premises to reach the degree of overcrowding, which shall be determined by Party A.

(15) Party B shall not store or store any weapons, ammunition, gunpowder, potassium nitrate, kerosene or other explosive, flammable, dangerous or prohibited goods in the premises, nor shall it store or send out any gas or liquid with strong odor or causing pollution to the environment.

(16) Party B shall not at any time cause, make, permit or tolerate in the premises any disturbing or disturbing noise or any music, sound or noise that can be heard outdoors (including broadcasting or any sound made by any equipment or device capable of producing, playing, receiving or recording).

(17) Without the written consent of Party A, Party B shall not use the premises for any other purpose, including cooking (except normal small tea room) and sleeping in the premises.

(18) Party B shall not alter or add the main electric wires in the premises without the prior written consent of Party A and the property management company, nor install, use or permit the installation of any machine, equipment or appliance that causes power consumption and does not pass through the display of Party B’s independent electricity meters.

(19) Party B shall not feed or bring any animal into the building.

(20) Party B shall not place anything on the ground of the house that exceeds the designed load (the floor load of the building is specified in appendix ii hereto, except the partially reinforced ground part confirmed by Party A in writing). Party A or the property company shall have the right to specify the weight and placement of all safes or other heavy equipment and articles so as to balance the load distribution.

(21) Party B shall not carry out or allow others to carry out any illegal or immoral activities in the premises or activities that may cause damage or hinder Party A or other tenants in the building.

(22) Party B shall not occupy public areas for exhibition, distribution of publicity materials or other commercial activities. Party B shall not conduct auction activities in the above areas and the premises.

(23) Party B is obligated to sign for and receive bills, notices and other documents issued by Party A or the property company to Party B.

(24) After the house is put into use, the relevant supporting facilities of the building may not be in place. If the aforesaid circumstances do not affect the normal use of the house, Party B shall not ask for rent relief, property management fee and other fees payable or terminate this contract, nor shall Party A bear any liability for compensation.

(25) Party B shall take all reasonable and necessary protective measures to prevent damage to the interior of the house before the arrival of strong wind, rain, snow and other bad weather.

(26) if Party B fails to perform any obligations hereunder and the schedules and appendices hereto, it shall, within seven (7) days upon receipt of written notice from Party A (unless otherwise agreed), correct such failure.

17

12-20. Settlement of Party B’s breach

Without prejudice to Party A’s other rights under this contract (including the aforesaid right to take back the premises in advance and terminate the contract), if Party B violates any liability for payment under this contract during the term of the contract, Party A, after prior notice to Party B, has the right to cut off the water, electricity or other services of the building or to take legal and other measures to act until the aforesaid violation of Party B is corrected and the water is cut off as aforesaid. Party B shall still pay rent and property management fees in accordance with the schedule to this contract during the period of electricity supply or other services. Party B shall also bear all other consequences arising therefrom and all expenses arising therefrom (including the cost of re-connection of water and electricity supply).

If this contract is terminated in advance and Party B fails to return the house to Party A in accordance with the provisions of this contract, Party A and Party B agree that Party A shall exercise the right to recover the house, including but not limited to entry without Party B’s presence. Take possession of the house and dispose of it, remove any property of Party B in the house, and shall not be liable for any loss or damage suffered by Party B. If there is any decoration, furniture, equipment, object, material, equipment or any other article left behind by Party B in the house, Party B shall be deemed to have abandoned the aforesaid articles, and Party A shall have the right to deal with the aforesaid articles in any way, and Party B shall not object to them. Nor shall Party A be held liable and Party A be required to compensate; At the same time, Party A shall have the right to recover from Party B all expenses incurred as a result of clean-up and custody of the said items (if any). If Party B fails to apply for approval within [30] days from the date of termination of this contract (for any reason) for the withdrawal of the premises and the business registration of the building as Party B’s registered business address, each day shall be overdue, Party B shall pay Party A an occupation fee of 1.5 times the daily rent of the premises. In addition, if Party B fails to complete the above formalities on time and causes other losses, Party B shall also be liable for compensation, including, but not limited to, the liquidated damages and damages that Party A has to bear to the new tenants.

12-21. Clause 11-2 of this contract shall be supplemented and amended as follows:

Party A and Party B agree to register and put on record this contract. Party A and Party B shall go through the registration procedures together, and Party B shall bear all the rental registration fees arising therefrom.

Stamp duty in connection with this contract shall be borne by each party in accordance with the provisions of the relevant authorities.

If Party B requests to notarize this contract, Party B shall go through the notarization procedures and bear all the notarization expenses arising therefrom.

12-22. Clauses 11-4 (ii) of this contract are supplemented as follows:

Bring a suit to the people’s court where the house is located according to law.

12-23. Any written document or notice to be served to a party hereto may be sent to the contact information listed in schedule 3 hereto by express mail, registered mail, E-mail, etc. If it is sent by registered mail, it shall be deemed to have been delivered to the addressee three working days after sending; If it is delivered by express delivery, it shall be deemed to have been delivered to the addressee the day after delivery; If it is served by E-mail, the date on which the E-mail is sent shall be the date of service. Before the other party receives a notice from one party to change its address, the address of the other party shall still be listed in schedule 3 hereto.

12-24. The contents set forth in schedule 6 hereto are supplements and amendments made by both parties to the relevant terms hereof. In case of any conflict between the contents set forth in attached table 6 and the relevant terms hereof, the provisions in schedule 6 shall prevail.

12-25. This contract constitutes the entire agreement between Party A and Party B with respect to the matters covered by this contract and supersedes all previous oral and written agreements with respect to the matters contained herein. Any provision of this contract, including but not limited to the provisions of limitation or exemption of liability of Party A and Party B respectively or jointly, is given full attention by both parties, and both parties agree to confirm the foregoing contents of this article by signing this contract.

12-26. If the Party B under this contract is in the period of preparation for establishment without legal registration or signing, the third party natural or legal person shall include, but not be limited to, the founding party, the agent, If a company is lawfully established within the time limit for the performance of the contract, all liability under this contract shall be borne by the company after its establishment, if such a contract is signed in the name of the sponsoring party (that is, the actual signatory). The actual signer and actual payer of this contract shall be jointly and severally liable. If the company is not established in accordance with the law within the term of performance of the contract, all liability under this contract shall be jointly and severally between the actual signatory and the actual payer.

12-27. Confidential information of both parties hereto shall include business status, financial information, major decisions and this contract.

Clause without the consent of the other party, either party may not disclose to any other person, in addition to the parties to discuss, production, and signed, implementation and the implementation of this contract to its employees, agents, such as providing information, or the data by other way into public information or the law must be disclosed, or the contract expressly permitted disclosure, otherwise will bear the economic loss caused to the other side of the liability for compensation.

12-28.(taxes) if Party A chooses to change the applicable VAT rate or the government adjusts the VAT rate of various charges hereunder during the performance hereof, Party B shall pay the adjusted VAT amount to Party A. If the government imposes additional taxes and fees on rent, property management fee and other expenses hereunder, Party B shall bear the additional taxes and fees.

18

Attached Table I

The first part

The building area: [1,260.10] m2

Delivery date: [02] [10] [2018]

Decoration period: from [02] [10] [2018] to [04] [09] [2018]

Date of rent payment: the date on which Party B begins to pay rent to Party A, i.e. [04] [10][2018]. If Party B completes the project ahead of schedule and merges it into the resident office within the decoration period,

Party B shall pay the rent from the date of its early entry.

Lease term: from [04] [10][2018] to [02] [09][2021]

Term of contract: including decoration period and lease period, that is, from [02] [10] [2018] to [02] [09] [2021]

The second part

Rent: including net rent and VAT, the net rent of the house (excluding VAT) is RMB [8.8] yuan per square meter per day, and the net rent per month is RMB [337,286.77] yuan.

The VAT rate of rent is 5% from May 1, 2016 to April 30, 2019. The VAT rate is the monthly net rent multiplied by 5%, that is, RMB [16,864.34] yuan.

The monthly rent includes net rent and VAT, totaling RMB [354,151.10] yuan.

The VAT rate after May 1, 2019 shall be subject to the approval of the tax bureau at that time.

During the lease term, Party B will pay Party A the rental of the premises on a monthly basis, provided that the rental of the first month shall be paid to Party A within five working days after the signing of this contract.

19

Attached Table II

The first part

Property management fee: including net property management fee and VAT, from the date of delivery, the net property management fee (excluding VAT) of the house is RMB [49, 143.90] yuan per month, that is, 39 yuan per square meter (according to the construction area) per month, VAT is the monthly net property management fee multiplied by 6%. The monthly property management fee includes the net property management fee and value-added tax, which is RMB [52,092.53] yuan.

Party A or the property company shall have the right to adjust the property management fee in accordance with the provisions of article 12-18 hereof. If no adjustment is made, the original management fee shall still be charged.

Overtime air conditioning fee: 0.5 yuan per hour per square meter (excluding VAT), the minimum charge per hour is not less than 365 yuan, less than one hour is calculated as one hour. Party A has the right to adjust the charging standard during the contract period.

The second part

Other expenses: of the communication expenses incurred by Party B (if any) and water (if any) and the new wind overtime fee, the actual amount of electricity (including VAT), according to the user manual of Shanghai star group center for public building require the lessee to pay the other fees according to the provisions of this contract, Party B shall pay all the payment of VAT and the relevant national and local regulations should be solely by the lessee to pay the taxes and fees.

Parking fee: if Party B rents a parking space in the underground garage, it shall pay the parking space rent according to the standard stipulated by Party A; The property management fee for each parking space (excluding VAT) is RMB [230] yuan per month, which shall be paid by Party B to the property company;

Party A has the right to adjust the parking fee during the contract period.

The third part

Usage: this house is only for office use.

The deposit shall be equal to three months ‘rent of the premises and three months’ property management fee, that is, RMB [1,218, 730.92] yuan, which shall be paid to Party A for safekeeping.

According to the Letter of Renting Intent signed by Party A and Party B, the margin paid by Party B shall be automatically converted into a part of the margin under this contract, and the remaining part of the margin shall be paid by Party B within five working days after the signing of this contract.

20

Attached Table III

Details of both parties

Party A: Shanghai Guangtian Real Estate Development Co., Ltd.

Address: Room 504, No.88, Sichuan North Road, Hongkou District, Shanghai

Telephone: 021-60860800

Email: hr@guangtian.net

Bank account of Party A:

The payment made by Party B shall be paid to the following RMB account of Party A:

Bank: Shanghai Hongkou Sub-branch of Bank of Communications

Account name: Shanghai Guangtian Real Estate Development Co., Ltd.

Party B: Kaifeng Jufeel Biotechnology Co., Ltd.

Registered address: Courtyard of Yinghuaying Town Government, Yuxing road, Xinhuaying Town, Kaifeng City

Address: 19th Floor, Building 3, Yabao Oriental International Plaza, Jinshui East Road No.85, Zhengdong New District, Zhengzhou City

Legal representative: zhang Rongxuan

Contact person: Ms. Yan

Telephone: 0371-53626532

E-mail: 158244154 @qq-.com

21

Attached Table IV

Decoration standard charge list

Party B shall pay the following fees within 7 days before the delivery date and obtain the permission of Party A and the property management company before entering the premises for decoration:

1. Party B shall, in accordance with the provisions of The Office Building User Manual and the Office Building Decoration Manual, pay for the cleaning freight of decoration garbage, temporary water and electricity charges, as well as the on-site management fees of the decoration.

2. The house decoration deposit totals RMB [25,000] yuan, which will be settled after the decoration; After deducting the compensation for actual damage (if any) caused to Party A or the property company in the process of decoration and other actual expenses (if any) to be paid by Party B to Party A and the property company, the property company shall return the balance of the deposit to Party B (without interest); If the deposit mentioned in this item is not enough to offset the aforesaid expenses, Party B shall immediately make up the difference after receiving the written notice from the property company;

3. The deposit for the access permit for the decoration workers of the premises is 50 yuan per card per person (excluding the permit cost of 20 yuan per card). After the decoration, Party B shall return the access permit for the decoration workers to the property management company; The property management company shall refund part of the deposit (non-refundable labor cost) after receiving the entry and exit permit for decoration workers paid by Party B;

In addition, Party B shall have the obligation to obtain any approval, approval or permission (if any) related to the premises from relevant authorities of Shanghai, including but not limited to quality supervision, fire control and sanitation, and bear all relevant expenses incurred.

Party A or the property company may provide assistance to Party B in connection with the aforesaid application.

22

Attached Table V

Insurance requirements

I. tenant decorates period insurance requirement

(I) Party B shall, at its own expense, cover all risks of construction projects (including third-party liability insurance) for its decoration activities in the leased premises, and keep the insurance in effect during the decoration period. The construction project all risks (including public liability insurance) insured must meet the following conditions:

1. Adopt the insurance policy of all risks (including third-party liability insurance) for construction projects commonly used in China;

2. Party A, the property company, Party B and the project contractor shall be the insured;

3. The insurance term is the same as the decoration period;

4. The insured amount of the material loss part of the policy shall be sufficient to compensate the total project price;

5. The insured amount of the public liability part of the policy shall meet the requirements (Party A);

6. The policy shall contain the following special additional clauses:

Cross liability clause

Waiver of subrogation

(2) the minimum amount of third-party liability insurance shall be RMB [5,000,000] yuan.

Party B shall submit the above insurance policy and the proof of paid premium to Party A for review before entering the site for construction. During the construction period, Party A may at any time require Party B to provide proof that the insurance is valid and meets the requirements. If Party B fails to provide proof of the existence of the aforesaid valid insurance, Party A may prohibit Party B from construction or insure for Party B, and the insurance premium shall be paid by Party B.

II. Insurance requirements for the lease term

(I) Party B shall, during the lease term, cover public liability insurance for its business activities and keep the insurance in effect during the lease term. The relevant insurance shall meet the following requirements:

1. Adopt domestic general public liability insurance policies;

2. Party A, the property company and Party B shall be the insured;

3. The insurance term shall be the same as the lease term;

4. The insured amount in the policy shall meet the requirements of the mortgagor;

5. The policy shall contain the following special additional clauses:

23

Fire and explosion clauses

Building alteration clause

Food and beverage liability clause

Advertising and decoration liability clauses

Liability for personal injury clause

Vehicle loading and unloading liability clause

Cross liability clause

Waiver of subrogation

Charterer’s liability clause

(II) the minimum amount of third-party liability insurance shall be RMB [5, 000, 000] yuan.

Within 15 days after the commencement of the contract period, Party B shall submit to Party A the insurance policy, the certificate of premium paid and other documents proving the valid existence of the above insurance. During the term of this contract, Party A may at any time require Party B to provide proof that the insurance continues to be effective and meets the requirements of this contract. If Party B fails to provide proof of the valid existence of the above insurance for no reasonable reason, Party A may insure the insurance for Party B and Party B shall pay the premium incurred.

III. if Party B uninsured or underinsured or insufficient insurance company claims, in any event within the scope of the premises or the building property losses, Party B agrees to be responsible for the, not any responsibility shall be investigated for Party A, Party B to purchase for this policy shall be included in the insurance company to give up to Party A or its employees, agents, contractors, property company and the employee (hereinafter generally referred to as “Party A”) the terms of the exercise of right of subrogation. All liabilities and consequences arising from Party B’s failure to purchase or purchase the insurance as required shall be borne by Party B.

Iv. Party A also suggests Party B to insure its own property with property insurance.

Attached Table 6

Both parties hereby confirm that:

1. During the decoration period, Party B can only carry out decoration works in the premises in accordance with the relevant decoration provisions hereof, and shall not use the premises for other purposes (including the purposes agreed in part iii of schedule ii hereto).

2. At the time of signing this contract, Party A shall provide Party B with air conditioning supply time (except national holidays) as follows:

Every Monday to Friday 9:00 to 18:00

24

Appendix I

Plan of the premises

(Pasting place) (Seaming seal stamping place)

25

Appendix II

Existing fitment, ancillary facilities and equipment condition and Party A agrees to Party B to decorate and add additional ancillary facilities and equipment on its own.

I. The existing decoration, ancillary facilities and equipment conditions, Party A has the final interpretation of this right

Building	Party A provides standards	Party B’s scope of responsibility
1. External wall	According to the original architectural design of the developer	______________
2. Inner wall	Public walkways and partitions are made of light steel keel double fire proof plasterboard with paint

If Party B wants to decorate or modify itself, it must, at its own expense, hire a qualified design and construction unit to submit to the lessor for examination and approval the design drawings for the decoration of the lease unit before the construction can begin. And shall be responsible for the establishment and supervision of all government departments in accordance with Shanghai regulations (for example, municipal quality control stations, fire stations, sanitation, etc.) and bear such costs. Party B shall hire a qualified supervision unit or a supervision unit hired by the owner to supervise the construction and bear the costs, and pay the temporary construction utilities, garbage handling charges, etc., to the management agency entrusted by Party A.

Party B shall bear the fees of the consultant company engaged by Party A.

3. Floor	150mm overhead floor
4. Ceiling	Metal ceiling
5. Toilet / tea room	The public area is highly decorated and shared with other tenants.
6. Emergency fire escape	According to the original architectural design of the developer	______________
7. Floor load	300kg/m2	______________
8. Sign	Only the lobby, public walkway and stairwell direction signs are available.	Party B is responsible for preparing the design drawings and submitting them to Party A.

26

Mechanical and electrical facilities	Party A provides standards	Party B’s scope of responsibility
1. Air conditioning	Provide cooling, heating system, all air pipes, pipes installed in ceiling space, tuyere installed on ceiling surface. The design room temperature is about 25 ℃ ±1 ℃ in summer and 20 ℃ ±℃ in winter.	If Party B wants to modify the air conditioning system, Party B must obtain Party A’s approval plan before construction, and Party B shall bear all the costs.
2. electricity Emergency service

Standard floor tenant area, Party A provides Party B with 380V/220V lighting not greater than 106VA/m2.

In the public area of the standard floor of the building, Party A provides emergency lighting in addition to the usual lighting. Emergency lighting is not provided in tenant area. If Party B needs, it is recommended that Party B install emergency lighting with storage battery.

Party B shall provide the plan of the socket in the tenant area, determine the power supply circuit and position of each socket, and submit it to Party A and relevant departments for review. If Party B wishes to modify the lighting system or lighting arrangement, it must first obtain the approval of Party A and the relevant departments, and Party B shall bear all the expenses.

Party B shall be responsible for the installation of emergency lighting in the tenant area.

3. Telephone	Bridges and pipes (excl. cables) providing only weak shafts to tenants’ multimedia information boxes

Responsible for applying for satellite communications and telephone or broadband communications from telephone offices or designated departments and connecting them to tenant areas from weak shafts, and preparing design drawings for submission, approval, acceptance and related fees.

4. Broadcast system	Only public area emergency broadcasting system is available.

Responsible for providing Party B’s internal broadcasting system and connection with emergency broadcasting system, and preparing design drawings for submission to Party A and relevant government departments for approval, acceptance, acceptance and related fees.

5. cable television	No cable TV.

27

Mechanical and electrical facilities	Party A provides standards	Party B’s scope of responsibility
6. Security system	Building provides duty patrol system, 24-hour monitoring CCTV system in the main entrance and exit, elevator hall and every floor escape exit.	Responsible for Party B’s regional security facilities, and prepare design drawings to Party A and government departments for approval, acceptance and related fees.
7. Fire proof	Provide fire hydrant, spray head, smoke detector, fire alarm system according to Party A’s design drawings.

Be responsible for adjusting sprinkler, smoke detector, etc according to Party B’s decoration requirements and prepare design drawings to Party A and relevant government departments for examination and approval, construction, acceptance and other expenses.

8.Vertical transport	Low area elevators: six, 1.8 tons deadweight, 3 m / s; High area elevators: seven, 1.8 tons deadweight, 6 m / s; Elevator using PORT credit card system	——

The first part of appendix II above is a general description of the standard status of the building in the office building. If there are any uncovered areas, the construction drawings of the Engineering Department of Party A shall prevail.

II. Party A agrees to Party B to decorate and add additional ancillary facilities and equipment on its own.

[see the above table]

Lessor (Party A) : Legal representative: Address: Zip code: Telephone: Authorized agent: Signature and seal: Date of signing: Place of signing:	Lessee (Party B) : Legal representative: Address: Zip code: Telephone: Authorized agent: Signature and seal: Date of signing: Place of signing:

Name of brokerage institution:

Broker name:

Broker qualification certificate no. :

28